Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Sunrun Inc. 2015 Equity Incentive Plan and Sunrun Inc. 2015 Employee Stock Purchase Plan of our report dated March 6, 2018, with respect to the consolidated financial statements of Sunrun Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2017, filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
San Francisco, California
May 9, 2018